                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 JNI CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

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    (4) Date Filed:

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

                                 JNI CORPORATION
                             9775 TOWNE CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                ----------------

                           NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT

TO THE STOCKHOLDERS OF JNI CORPORATION:

         Notice is hereby given that the Annual Meeting of the Stockholders of JNI Corporation (the "Company") will be held at JNI Corporation, 9775 Towne Centre Drive, San Diego, California, on Wednesday, May 17, 2000 at 10:00 a.m. for the following purposes:

                  1. To elect four directors for a one-year term to expire at the 2001 Annual Meeting of Stockholders. The present Board of Directors of the Company has nominated and recommends for election as directors the following persons:

                     John Bolger
                     Terry M. Flanagan
                     Lawrence E. Fox
                     Eric P. Wenaas

                  2. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 31, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be open to the examination of any stockholder at the Annual Meeting and for a period of ten days prior to the date of the Annual Meeting at the offices of JNI Corporation, 9775 Towne Centre Drive, San Diego, California.

         Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

         All stockholders are cordially invited to attend the meeting.

                                         By Order of the Board of Directors,


                                         /S/ Terry M. Flanagan
                                         ----------------------
                                         Terry M. Flanagan
                                         PRESIDENT, CHIEF EXECUTIVE OFFICER
                                         AND DIRECTOR

San Diego, California
April 18, 2000

                                 JNI CORPORATION
                             9775 TOWNE CENTRE DRIVE
                           SAN DIEGO, CALIFORNIA 92121

                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2000

         The Board of Directors (the "Board") of JNI Corporation, a Delaware corporation (the "Company" or "JNI"), is soliciting the enclosed Proxy for use at the Annual Meeting of Stockholders of the Company to be held at JNI Corporation, 9775 Towne Centre Drive, San Diego, California, on Wednesday, May 17, 2000 (the "Annual Meeting"), and at any adjournments thereof. This Proxy Statement will be first sent to stockholders on or about April 18, 2000. Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for the election of the Board's nominees for directors. As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the stockholders, Proxies received by the Board will be voted in accordance with the best judgment of the holders thereof.

         A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Annual Meeting by executing a later Proxy or by attending the Annual Meeting and voting in person.

         The Company will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone or telegraph, by officers, directors and other employees of the Company. Such officers, directors and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others to send or cause to be sent Proxy materials to, and obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

         JNI's mailing address is 9775 Towne Centre Drive, San Diego, California 92121.

VOTING

         Stockholders of record at the close of business on March 31, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         As of March 31, 2000, 22,840,696 shares of the Company's common stock, $.001 par value per share ("Common Stock"), were outstanding, representing the only voting securities of the Company. Each share of Common Stock is entitled to one vote. The Common Stock will vote as a class with respect to the election of the directors.

         Votes cast by Proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." Any unmarked Proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board, as indicated in the accompanying Proxy card.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Board currently consists of five members. The size of the Board will be reduced to four members immediately prior to the Annual Meeting, however, pursuant to a resolution duly adopted by the Board in accordance with the Company's bylaws. Accordingly, four nominees for director are to be elected at the Annual Meeting. The nominees are John Bolger, Terry M. Flanagan, Lawrence
E. Fox and Eric P. Wenaas. If no contrary indication is made, Proxies in the accompanying form are to be voted for such nominees or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by the Board to fill such vacancy. All nominees are members of the present Board. The Company may increase the size of the Board and elect directors to fill the vacancies created after the Annual Meeting. The Company's bylaws permit the Board to change the number of directors on the Board and fill the vacancies by vote of a majority of directors then in office. Neither changing the size of the Board nor electing directors to fill the vacancies requires stockholder approval.

INFORMATION REGARDING DIRECTORS

         The information set forth below as to each nominee for director has been furnished to the Company by the respective nominees for director:

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                       FOR A ONE-YEAR TERM EXPIRING AT THE
                       2001 ANNUAL MEETING OF STOCKHOLDERS

NAME                              AGE     PRESENT POSITION WITH THE COMPANY
----                              ---     ---------------------------------
John Bolger...............        53      Director
Terry M. Flanagan.........        62      President, Chief Executive Officer and
                                          Director
Lawrence E. Fox...........        57      Director
Eric P. Wenaas............        58      Chairman of the Board of Directors

         JOHN BOLGER has served as a director of JNI since October 1999. Mr. Bolger is a retired Vice President of Finance and Administration of Cisco Systems, Inc., a manufacturer of computer networking systems which is publicly held. Mr. Bolger is currently an independent business consultant and serves as a director of Integrated Device Technology, Inc., Integrated Systems, Inc., TCSI Corporation, Mission West Properties, Inc. and Sanmina Corporation, all public companies.

         TERRY M. FLANAGAN, PH.D. became President, Chief Executive Officer and a director of JNI upon the organization of JNI in February 1997. From 1977 to 1997, he served in various capacities at Jaycor, Inc., a privately held affiliate of JNI, most recently as Senior Vice President of the Systems Development Group. Dr. Flanagan received a B.S. in physics from the University of Santa Clara and an M.S. and a Ph.D. from Purdue University in physics.

         LAWRENCE E. FOX has served as a director of JNI since October 1999. Mr. Fox has been a senior Vice President of First Chicago Equity Corporation since 1979 and currently heads the equity unit of the Capital Investments Department. Mr. Fox is a director of Lafayette Pharmaceuticals Inc., a privately held corporation, and Sovereign Specialty Chemicals Inc. and Alpha Technologies Group, Inc., both public corporations. Mr. Fox received his undergraduate degree from the University of Wisconsin and an M.B.A. from the University of Chicago.

         ERIC P. WENAAS, PH.D. has served as Chairman of the Board of Directors of JNI since its organization in February 1997. Dr. Wenaas currently serves as Chief Executive Officer of Jaycor, Inc., a privately held affiliate of JNI, a position he has held since March 1991. Dr. Wenaas is also Chief Executive Officer of Jaymark, Inc., JNI's principal stockholder, a position he has held since Jaymark's formation in January 1997.

BOARD MEETINGS AND COMMITTEES

         The Company's Board held seven regularly scheduled meetings and four special telephonic meetings during 1999. No nominee for director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of committees of the Board on which he served. The Board has established a Compensation Committee and an Audit Committee. The Company does not have a Nominating Committee or any other committee.

COMPENSATION COMMITTEE

         The Compensation Committee currently consists of Messrs. Fox and Bernard. Mr. Bernard will not serve as a director of the Company after the date of the Annual Meeting. The Board intends to appoint an independent director to serve on the Compensation Committee to replace Mr. Bernard. The Compensation Committee makes recommendations to the Board with respect to JNI's general and specific compensation policies and practices and administers the Company's 1997 Stock Option Plan, its 1999 Stock Option Plan and its 1999 Employee Stock Purchase Plan. The Compensation Committee held one meeting during 1999.

AUDIT COMMITTEE

         The Audit Committee consists of Messrs. Fox and Bolger. The Audit Committee reviews the results and scope of the annual audit and meets with JNI's independent accountants to review its internal accounting policies and procedures. The Audit Committee held one meeting during 1999.

COMPENSATION OF DIRECTORS

         Beginning in fiscal year 2000, members of the Board are compensated $10,000 annually for their services as directors of JNI. In addition, JNI compensates directors $1,000 per board meeting attended and reimburses directors for other out-of-pocket expenses incurred in the performance of their duties as directors of JNI. From time to time, directors who are not employees of JNI may receive options under JNI's stock option plans as compensation for their services as directors. In October 1999, the Board granted to Mr. Wenaas an option to purchase 22,000 shares of Common Stock at an exercise price of $16.00 per share and to each of Mr. Bolger and Mr. Fox an option to purchase 20,000 shares of Common Stock at an exercise price equal to the initial public offering price per share of the Company's Common Stock upon the effectiveness of the offering, subject in each case to their commencement of services as a director. Also, each Audit and Compensation Committee member was granted an option to purchase 1,000 shares of the Company's Common Stock at an exercise price equal to the initial public offering price per share of the Company's Common Stock upon the effectiveness of the offering, subject to his serving as a member of the committee. Beginning in fiscal year 2000, the chairperson of each such committee is compensated $2,000 annually for providing such services to the Company.

VOTE REQUIRED; ELECTION OF DIRECTORS

         If a quorum is present and voting at the Annual Meeting, the four nominees receiving the highest number of votes will be elected to the Board. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THE ACCOMPANYING PROXY.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The executive officers and key employees of the Company and their ages as of March 31, 2000 are as follows:


        Name                                Age                 Position
        ----                                ---                 --------
        EXECUTIVE OFFICERS
        Terry M. Flanagan..............      62     President, Chief Executive
                                                    Officer and Director
        Gloria Purdy...................      52     Chief Financial Officer
        Charles McKnett................      45     Chief Technology Officer
        Thomas K. Gregory..............      58     Chief Operating Officer
        Roland Thibodeau...............      53     Executive Vice President,
                                                    Sales

        KEY EMPLOYEES
        Scott Ruple....................      40     Vice President, Marketing
        Edward Tyburski................      41     Vice President, Engineering
        Sassan Teymouri................      42     Vice President, ASIC
                                                    Engineering
        Paul Kim.......................      32     Vice President, Finance and
                                                    Corporate Controller

EXECUTIVE OFFICERS

         TERRY M. FLANAGAN, Ph.D. became President, Chief Executive Officer and a director of JNI upon the organization of JNI in February 1997. From 1977 to 1997, he served in various capacities at Jaycor, Inc., a privately held affiliate of JNI, most recently as Senior Vice President of the Systems Development Group. Dr. Flanagan received a B.S. in physics from the University of Santa Clara and an M.S. and a Ph.D. from Purdue University in physics.

         GLORIA PURDY joined JNI as Chief Financial Officer in August 1999. Prior to joining JNI, from April 1998 through April 1999, she served as Chief Financial Officer and Chief Operating Officer of Eloquent, Inc., a public Web-based media company. Prior to that time, from February 1992 through January 1998, she served as Chief Financial Officer of Interlink Computer Sciences, Inc., a public enterprise software company. Ms. Purdy received a B.S. in accounting from Golden Gate University and has completed Master's studies at the University of Santa Clara and Stanford University.

         CHARLES MCKNETT became the Chief Technology Officer of JNI upon the organization of JNI in February 1997. From January 1989 to February 1997, Mr. McKnett managed a variety of technology and development efforts, including the development of fibre channel products, at Jaycor, Inc., a privately held affiliate of JNI. Mr. McKnett received his B.S. in physics from the California Institute of Technology and an M.S. in electrical engineering from the University of Southern California.

         THOMAS K. GREGORY, Ph.D. has served as Chief Operating Officer of JNI since March 1999. Beginning in February 1997 through March 1999, he served as Vice President, Engineering and Operations of JNI. He has a B.S. with a dual major in physics and engineering from the University of Michigan and a Ph.D. in physics from the University of Connecticut.

         ROLAND THIBODEAU has served as Executive Vice President, Sales of JNI since its organization in February 1997. Prior to that time, beginning in September 1995, Mr. Thibodeau served as Director of Marketing for Jaycor, Inc., a privately held affiliate of JNI. From May 1982 to February 1995, Mr. Thibodeau was with Datacomm Management Sciences, Inc., a privately held data communications company, in the capacity of Vice President of Marketing and Sales.

KEY EMPLOYEES

         SCOTT RUPLE has served as Vice President, Marketing for JNI since November 1998. From January 1997 to November 1998, Mr. Ruple was with G2 Networks, Inc., a privately held networking equipment company, where he served as Vice President of Engineering as well as Vice President of Marketing. From June 1994 to December 1996, Mr. Ruple was the Senior Director of Marketing for Emulex Corporation, a publicly held Fibre Channel connectivity equipment manufacturer. Mr. Ruple has undergraduate degrees in accounting and computer science from the University of Arizona and holds an M.B.A. from the University of Southern California.

         EDWARD S. TYBURSKI has served as Vice President, Engineering of JNI since June 1999. Prior to that time, beginning in November 1988 he served in a variety of positions, most recently as Senior Director, SONET Products Development, for Applied Digital Access, Inc., a publicly held telecommunications equipment vendor.

         SASSAN TEYMOURI has served as Vice President, ASIC Engineering since January 1999, and is responsible for JNI semiconductor operations in Fremont, California. From September 1996 to October 1998, Mr. Teymouri was President and CEO of Initio Corporation, a privately held developer and marketer of commercial input/output products based on proprietary ASICs. From May 1992 through September 1996, he was the General Manager for the RAID group of Adaptec, Inc., a public corporation. Also, during his employment at Adaptec, he served as an Engineering Director of Enterprise Computing Networks. Mr. Teymouri received BSEE and MSEE degrees from the University of Michigan.

         PAUL KIM has served as Vice President, Finance and Corporate Controller since October 1999. Prior to joining JNI, he served as Vice President of Finance and Administration for Datafusion Inc., a privately held software development company, from January 1998 until October 1999. From April 1996 to January 1998, he was the Corporate Controller for Interlink Computer Sciences, Inc., a public enterprise software company. From January 1990 to April 1996, he worked for Coopers and Lybrand L.L.P., leaving as an audit manager. Mr. Kim received a B.A. in economics from the University of California at Berkeley and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation for the years ended December 31, 1998 and 1999 received by (1) the Chief Executive Officer and (2) the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the 1999 fiscal year (the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE
                         FOR FISCAL YEARS 1998 AND 1999


                                                             ANNUAL COMPENSATION
                              ----------------------------------------------------------------------------------
                                                                                                       OTHER
NAME AND                                          FISCAL                                               ANNUAL
PRINCIPAL POSITION                                 YEAR           SALARY($)         BONUS($)      COMPENSATION($)
------------------                                ------          ---------         --------      ---------------
Terry M. Flanagan
   President and Chief Executive
   Officer......................                   1999            $186,060         $175,000        $ 17,219 (1)
                                                   1998             186,060          139,428          25,609 (2)

Gloria Purdy (3)
   Chief Financial Officer......                   1999              66,885          110,000           3,553 (4)

Charles McKnett
   Chief Technology Officer.....                   1999             134,084           60,000           7,337 (5)
                                                   1998             127,299           94,483           7,916 (6)

Thomas K. Gregory
   Chief Operating Officer......                   1999             150,000           80,000           8,647 (7)
                                                   1998             137,061           99,185           5,655 (8)

Roland Thibodeau
   Executive Vice President,
   Sales........................                   1999             291,975 (9)        5,000          23,759 (10)
                                                   1998             198,083           25,000           4,888 (11)

-----------------------

(1) Includes $9,000 paid as an auto allowance, $3,651 paid as a matching contribution to Dr. Flanagan's 401(k) account and $4,568 paid for group term life insurance.

(2) Includes $9,303 paid to Dr. Flanagan in lieu of a raise, $8,641 paid as an auto allowance, $1,824 paid as a matching contribution to Dr. Flanagan's 401(k) account and $5,841 paid for group term life insurance.

(3) Ms. Purdy joined JNI Corporation in August 1999. Therefore, the amounts shown above do not reflect annual compensation.

(4) Includes $3,202 paid as a matching contribution to Ms. Purdy's 401(k) account and $351 paid for group term life insurance.

(5) Includes $6,583 paid as a matching contribution to Mr. McKnett's 401(k) account and $754 paid for group term life insurance.

(6) Includes $3,147 paid as a matching contribution to Mr. McKnett's 401(k) account, $549 paid for group term life insurance and $4,220 paid for relocation expenses.

(7) Includes $6,346 paid as a matching contribution to Dr. Gregory's 401(k) account and $2,301 paid for group term life insurance.

(8) Includes $3,029 paid as a matching contribution to Dr. Gregory's 401(k) account and $2,626 paid for group term life insurance.

(9)      Includes $151,169 paid for sales commissions earned.

(10) Includes $14,866 paid to Mr. Thibodeau for relocation expenses, $582 paid as an auto allowance, $7,040 paid as a matching contribution to Mr. Thibodeau's 401(k) account and $1,271 paid for group term life insurance.

(11) Includes $3,281 paid as a matching contribution to Mr. Thibodeau's 401(k) account and $1,607 paid for group term life insurance.

                      OPTION GRANTS DURING FISCAL YEAR 1999

         The following table sets forth information regarding options to purchase Common Stock granted during the year ended December 31, 1999 to each of the Named Executive Officers. The Company does not have any outstanding stock appreciation rights.

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                               NUMBER OF        % OF TOTAL                                    ANNUAL RATES OF STOCK
                              SECURITIES          OPTIONS       EXERCISE OR                   PRICE APPRECIATION FOR
                              UNDERLYING         GRANTED TO      BASE PRICE                      OPTION TERM(1)
                                OPTIONS         EMPLOYEES IN            PER  EXPIRATION     -------------------------
NAME                          GRANTED (#)      FISCAL YEAR(%)   SHARE ($/SH)    DATE             5%           10%
----                          -----------      --------------   -----------  ----------          --           ---
Terry M. Flanagan.........           --                --              --           --               --            --
Gloria Purdy................    210,000             14.2%        $10.7143      8/11/09      $18,911,462   $30,113,342
                                 30,000               2.0           16.00     10/25/09        2,443,342     3,890,614
Charles McKnett...........           --                --              --           --               --            --
Thomas K. Gregory.........           --                --              --           --               --            --
Roland Thibodeau..........        4,200               0.3         10.7143       9/1/09          378,229       602,267

-----------------------

(1) The potential realizable values are based on an assumption that the stock price of the Company's Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of the Company's Common Stock.

                    OPTIONS EXERCISED DURING FISCAL YEAR 1999

         The following table sets forth information regarding the exercise of options to purchase Common Stock during the year ended December 31, 1999, and the unexercised options held and the value thereof at that date, for each of the Named Executive Officers.


                                                                     NUMBER OF SECURITIES
                                                                          UNDERLYING            VALUE OF UNEXERCISED
                                    SHARES                           UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                   ACQUIRED                           AT FISCAL YEAR END         AT FISCAL YEAR END
                                      ON             VALUE             (#) EXERCISABLE/         ($)(1) EXERCISABLE/
  NAME                           EXERCISE(#)      REALIZED($)           UNEXERCISABLE              UNEXERCISABLE
  ----                           -----------      -----------        --------------------       ---------------------
  Terry M. Flanagan.............   322,875         $6,080,802               0/753,375                  $0/$49,597,162
  Gloria Purdy..................        --                 --               0/240,000                  $0/$13,109,997
  Charles McKnett...............   152,586          2,873,698               0/356,034                  $0/$23,438,893
  Thomas K. Gregory.............   169,533          3,192,866               0/395,577                  $0/$26,042,139
  Roland Thibodeau..............   135,639          2,554,530           4,200/316,491            $232,200/$20,835,647

-----------------------

(1) Based on the closing sale price of the Common Stock on December 31, 1999 ($66.00), as reported by the Nasdaq National Market, less the option exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

         The Company has entered into Severance and Change of Control Agreements with Terry M. Flanagan, Charles McKnett, Thomas Gregory, Roland Thibodeau and Gloria Purdy. In the event that the employee is terminated without cause within one year after a change in control of JNI, he or she will receive as a severance payment one full year of his or her then current total compensation, and all of his or her unvested, outstanding options to purchase shares of stock in JNI will immediately vest. Each of the employees who are parties to these agreements will also receive these benefits if he or she resigns as a result of a reduction in his or her total compensation within one year after a change in control of JNI.

1997 STOCK OPTION PLAN

         JNI's 1997 stock option plan (the "1997 Plan") allows for the issuance of options to purchase up to 4,396,441 shares of Common Stock. Under the 1997 Plan, all employees of JNI or any subsidiary are eligible to receive nonstatutory stock options or incentive stock options intended to qualify under
Section 422 of the Internal Revenue Code of 1986. The 1997 Plan is administered by the Compensation Committee of the Board, which selects the persons who will receive options, determines the number of shares in each option, vesting schedules and prescribes other terms and conditions, including the type of consideration to be paid to JNI upon exercise, in connection with each option grant.

         Options granted under the 1997 Plan generally vest over a four-year period, although vesting is accelerated in the event Jaymark's ownership percentage of JNI falls below 50% of the total combined voting power of JNI.

         The exercise price of incentive stock options and nonstatutory stock options granted under the 1997 Plan cannot be lower than 100% of the fair market value of the Common Stock on the date of grant and, in the case of options granted to holders of more than 10% of the voting power of JNI, not less than 110% of such fair market value. The term of an option cannot exceed ten years, and the term of an ISO given to a holder of more than 10% of the voting power of JNI cannot exceed five years. Options generally expire not later than 90 days following a termination of employment, 12 months following the optionee's disability, or not later than 12 months following the optionee's death.

         As of March 31, 2000, there were outstanding options to purchase an aggregate of 3,281,588 shares of Common Stock under the 1997 Plan. Options to acquire 1,057,803 shares have been exercised. As of March 31, 2000, 57,050 shares of Common Stock were available for future option grants under the 1997 Plan. If any option granted under the 1997 Plan expires, terminates or is canceled for any reason, or if shares of stock issued subject to a right of repurchase are repurchased by JNI, the shares allocable to the unexercised option or the repurchased shares will become available for additional option grants under the 1997 Plan.

         Each share limit and option under the 1997 Plan is subject to adjustment for certain changes in JNI's capital structure, reorganizations and other extraordinary events. The 1997 and 1999 plans are not exclusive. The Board (or its delegate), under Delaware law, may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

1999 STOCK OPTION PLAN

         JNI's 1999 stock option plan was approved by the Board and the stockholders in April 1999 (the "1999 Plan"). The 1999 Plan authorizes JNI to grant incentive stock options to employees, and non-statutory stock options to employees, including officers, non-employee directors and consultants.

        The Compensation Committee of the Board administers the 1999 Plan. The Compensation Committee has the authority to select the persons to whom options are granted and to determine the terms of each option, including:

         (a)  the number of shares of Common Stock covered by the option,
         (b)  when the option becomes exercisable,
         (c) the per share option exercise price, which must be at least 100% of the fair market value of a share of Common Stock for incentive stock options, at least 85% of the fair market value for non-statutory stock options, or 110% of the fair market value for incentive stock options granted to 10% stockholders, and
         (d) the duration of the option, which may not exceed 10 years, or, with respect to incentive stock options granted to 10% stockholders, five years.

         Generally, options granted under the 1999 Plan become exercisable pursuant to a schedule established by the Compensation Committee. Options granted under the 1999 Plan cannot be transferred except by will or the laws of descent and distribution.

         In the event of a change in control of JNI, any outstanding options which are neither assumed or substituted for by the acquiring corporation, nor exercised as of the date of the change in control, terminate and cease to be outstanding. If a JNI employee is terminated one month prior to, or within a year after, a change in control, then 50% of the terminated employee's outstanding unvested options will immediately vest.

         The total number of shares reserved for issuance under the 1999 Plan, as amended, is 2,312,800 shares of which, as of March 31, 2000, no shares have been issued upon the exercise of options. As of March 31, 2000, options to purchase a total of 1,183,950 shares of Common Stock were outstanding and 1,128,850 shares were available for future option grants.

         Each share limit and option under the plan is subject to adjustment for certain changes in JNI's capital structure, reorganizations and other extraordinary events. The 1997 and 1999 plans are not exclusive. The Board (or its delegate), under Delaware Law, may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

1999 EMPLOYEE STOCK PURCHASE PLAN

         A total of 175,000 shares of JNI Common Stock have been reserved for issuance under JNI's 1999 Employee Stock Purchase Plan, none of which have been issued. The number of shares reserved for issuance under the purchase plan will be subject to an annual increase on January 1 of each year beginning in 2001 equal to the lesser of (a) 87,500 shares, (b) 1.0% of the outstanding shares on such date or (c) a lesser amount as determined by our Board. The employee stock purchase plan permits eligible employees to purchase Common Stock at a discount through payroll deductions, during 24-month offering periods. Unless the Board establishes different periods, each offering period will be divided into four consecutive six-month purchase periods. Unless the Board establishes a higher purchase price, the price at which stock is purchased under the employee stock purchase plan shall be equal to 85% of the fair market value of the Common Stock on the first day of the offering period or the last day of the purchase period, whichever is lower. As of March 31, 2000, no shares of Common Stock had been issued under the employee stock purchase plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of the current members of the Compensation Committee is currently, or has ever been at any time since the Company's formation, one of JNI's officers or employees. Randy Johnson, a former director who served on the Compensation Committee in 1998 and in 1999, served as chief financial officer of JNI during 1998 and through July 1999. In addition, the Company entered into a consulting agreement with Dr. Edward Frymoyer, a former director of JNI, pursuant to which he provides services to the Company. Dr. Frymoyer received approximately $87,500 under this agreement in 1999.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         JNI's Compensation Committee (the "Committee") is composed of two outside directors. Lawrence E. Fox and Thomas J. Bernard are the current members of the Committee. Mr. Bernard will not serve as a director of the Company after the date of the Annual Meeting. The Board intends to appoint an independent director to serve on the Committee to replace Mr. Bernard. The Committee makes recommendations to the board of directors with respect to JNI's general and specific compensation policies and practices and administers the 1997 Stock Option Plan, the 1999 Stock Option Plan and the 1999 Employee Stock Purchase Plan.

EXECUTIVE OFFICER COMPENSATION

         JNI's executive compensation policies for its executive officers are designed:

         - to attract, retain and reward executive staff who contribute to JNI's success;
         - to provide economic incentives for executives to achieve JNI's business objectives by linking the executive's compensation to the performance of the Company;
         - to strengthen the relationship between executive compensation and stockholder value; and
         -  to reward individual performance.

         JNI's executive officer compensation program is comprised of three primary components: base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options.

         Executive salaries are established in relation to a range of salaries for comparable positions among a peer group of other networking companies of comparable size and complexity. JNI seeks to pay its executive salaries that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. Individual executive salaries take into account position and performance, contribution during the year in helping to meet the Company's financial and business objectives and performance of individual responsibilities.

         Executive cash bonuses are used to provide financial incentives to meet performance targets. Performance targets and bonus recommendations for executives, other than the Chief Executive Officer, are proposed by management based on the Company's annual operating plan, reviewed and revised, as deemed appropriate, by the Committee and approved by the Board.

         Equity ownership for executives provides incentives to build stockholder value and align the interests of the executives with those of the stockholders. Stock options, vesting over time, provide an important incentive for executives to continue to build stockholder value over extended periods of time. Options are granted at the current market price and generally become exercisable over a four year period. The option exercise period is designed to encourage employees to work for the long-term view of JNI's welfare and to establish their long-term relationship with the Company. It is also designed to reduce employee turnover and to retain the trained skills of valued employees.

         The size of the initial option grant upon hiring is usually based on factors such as comparable equity compensation offered by other networking companies, the seniority of the executive and the contribution that the executive is expected to make to the Company. Both initial option grants and subsequent option grants for individual executives are proposed by management to the Committee and are reviewed and amended by the Committee, as appropriate. In determining the size of subsequent grants, the Committee considers prior grants to the executive, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year. Under both the 1997 Stock Option Plan and the 1999 Stock Option Plan, the Board retains final authority to determine the persons to whom options will be granted and the number of shares of Common Stock to be subject to each option, subject in all cases to the limitations under Section 162(m) of the Internal Revenue Code of 1986, as amended.

         JNI has not generally offered cash hiring bonuses to executives. However, cash hiring bonuses may be offered in certain cases after approval by both the Chief Executive Officer and Chief Financial Officer.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

         The Committee reviews the performance of the chief executive officer, as well as other executive officers of the Company, annually. Based upon the Company's financial performance for fiscal year 1999, effective January 2000, the Committee elected to increase Mr. Flanagan's annual base salary to $250,000 from $186,060 in 1998 and 1999. This increase was based on Mr. Flanagan's involvement with the success of the Company's initial public offering as well as a comparative review of the salaries of chief executive officers at similar corporations within the networking industry.

         The Committee's annual bonus recommendations for the Chief Executive Officer are based on the Company's achievements in comparison to its annual operating plan and approved by the Board. For fiscal year 1999, the Committee awarded a cash bonus in the amount of $175,000 to Mr. Flanagan.

         The Committee granted Mr. Flanagan a stock option, exercisable for 1,076,250 shares of Common Stock at $0.1667 per share, on June 17, 1997, in connection with JNI's initial grant of stock options to its employees. The number of shares covered by the option was established based upon market data regarding initial stock option grants to senior executives at comparably sized companies. The Committee has not granted any additional options to Mr. Flanagan since the date of the initial grant.

TAX CONSIDERATIONS

         Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company's Chief Executive Officer and any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. For 2000, JNI does not anticipate that there will be nondeductible compensation for the executive positions in question. The Committee plans to continue to review the matter for 2000 and future years in order to determine the extent of possible modification to JNI's compensation arrangements.

                                                   Compensation Committee

                                                   Lawrence E. Fox
                                                   Thomas J. Bernard

                                PERFORMANCE GRAPH

         The following performance graph for the Company's Common Stock compares the cumulative total return on the Company's Common Stock with (i) the Center for Research in Security Prices ("CRSP") Index for the NASDAQ Stock Market (U.S. Companies) and (ii) the CRSP Index for NASDAQ Computer and Data Processing Stocks, assuming an investment of $100 on October 27, 1999 (the date the Company's Common Stock commenced trading on the NASDAQ Stock Market).

                                     [GRAPH]


                                     LEGEND


CRSP Total Returns Index for:        10/1999     10/1999     11/1999     12/1999
-----------------------------        -------     -------     -------     -------
JNI Corporation                       100.0       127.2       186.6       157.1
Nasdaq Stock Market (US Companies)    100.0       106.0       118.4       144.9
Nasdaq Computer and Data              100.0       104.1       120.9       165.1
  Processing Stocks SIC 7370-7379
  US & Foreign

NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indices are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.0 on 10/27/1999.

CERTAIN TRANSACTIONS

AGREEMENTS WITH JAYMARK AND JAYCOR

         Jaymark is a privately held holding company whose only asset is shares of stock in other companies. As of March 31, 2000, Jaymark holds 62.1% of the outstanding Common Stock of JNI and 100% of the outstanding Common Stock of Jaycor. Jaycor is primarily a defense contractor for the U.S.
government.

         Some of the Company's executive officers and directors are stockholders of Jaymark: Eric Wenaas is Jaymark's Chief Executive Officer and holds 300,000 shares, or approximately 14% of Jaymark's stock; Terry Flanagan holds 111,000 shares, or approximately 5% of Jaymark's stock; and Thomas Gregory holds less than 1% of Jaymark's stock.

         On February 3, 1997, Jaymark paid $1,500 for 10,500 shares of JNI's Common Stock. On March 5, 1997 JNI entered into a Technology Assignment and License Agreement with Jaymark and Jaycor, Inc., another wholly-owned subsidiary of Jaymark. Pursuant to the agreement, Jaycor assigned Fibre Channel products and technology to

Jaymark in exchange for a limited license to the assigned products. Jaymark, in turn, assigned the fibre channel products and technology to JNI in exchange for 409,500 shares of JNI's Common Stock and 16,590,000 shares of JNI's Series A Preferred Stock.

         On February 1, 1997, the Company entered into a revolving loan agreement with Jaycor whereby Jaycor and the Company agreed to consent to borrow and/or lend sums to each other as may be needed from time to time in the ordinary course of business. Under the terms of the agreement, the advances bore interest at a floating rate equal to Jaycor's incremental cost of borrowing (13.3% at December 31, 1999). During the year ended December 31, 1999, the Company incurred interest expense on advances from Jaycor of $455,000. Subsequent to the Company's initial public offering, the outstanding balance to Jaycor was paid in full.

         The Company entered into a Transitional Services Agreement, dated September 1, 1999, with Jaycor, whereby Jaycor agreed to continue to provide certain accounting and administrative services to JNI. This agreement terminated as of March 31, 2000. Until January 31, 2000, Jaycor maintained, and paid the premiums on, certain umbrella insurance policies which covered JNI. JNI reimbursed Jaycor for the amount of the insurance premium allocated to JNI's coverage.

         JNI leases approximately 26,800 square feet in San Diego, California from Jaycor for product development and test laboratories for manufacturing operations, and for administrative, engineering, marketing and sales offices. Effective February 12, 2000, JNI amended its lease agreement with Jaycor. The term of the lease expires April 31, 2001. Effective August 1, 2000, the square footage under the lease with Jaycor will increase to 70,946 square feet. The sublease provides for a base monthly rent and is subject to an annual increase based upon the consumer price index.

         The Company's historical results of operations have been included in Jaymark's consolidated federal income tax return. JNI entered into a Tax Sharing Agreement with Jaymark dated September 1, 1999, under which the amount of federal income tax allocated to the Company was generally determined as though JNI were filing a separate federal income tax return. For periods during which Jaymark and JNI were included in the same affiliated group for federal and state income tax purposes, JNI and Jaymark agreed that JNI's federal and state tax obligations, if any, would be paid to Jaymark. Subsequent to JNI's initial public offering, JNI is no longer included as a member of the Jaymark affiliated tax group. As such, Jaymark agreed to reimburse JNI for the tax benefits associated with any net operating loss or credit carryforwards previously utilized by Jaymark less any carryforwards utilized by JNI, and JNI will begin to file its own federal and state income tax returns.

AGREEMENTS WITH ADAPTEC

         As of March 31, 2000, Adaptec, Inc. ("Adaptec") holds approximately 8.6% of the outstanding common stock of JNI.

         In November 1998, the Company purchased certain fibre channel technology, products and property and equipment from Adaptec, Inc. As consideration for the purchase, the Company issued to Adaptec 1,132,895 shares of the Company's Series A Convertible Preferred Stock with a fair value, as determined for financial reporting purposes, of approximately $1.383 per share for an aggregate purchase price of approximately $1,567,000. The Company also issued three series of warrants to purchase shares of the Company's Series A Convertible Preferred Stock as additional consideration to Adaptec.

         On September 30, 1999, the Company and Adaptec amended the first of the Series A warrants to fix the number of shares issuable thereunder at 840,000. No shares were issuable under the second and third warrants.

         The 1,132,895 shares of the Company's Series A Convertible Preferred Stock converted to Common Stock as of the date of the Company's initial public offering. In March 2000, Adaptec net exercised their warrant in exchange for 839,998 shares of the Company's Common Stock.

         In November 1998, the Company purchased certain fibre channel technology, products and property and equipment from Adaptec. In connection with the asset acquisition, the Company entered into the following agreements with Adaptec: a Fibre Channel Cross-License Agreement; a Chip Manufacturing Agreement; a Board Manufacturing and Transition Agreement; a Consulting Services Agreement; a Volume Purchase Agreement; and two Occupancy License Agreements.

         Pursuant to the Fibre Channel Cross-License Agreement, Adaptec granted the Company four irrevocable, perpetual and non-exclusive licenses to certain of Adaptec's fibre channel technology. Three of the licenses granted to the Company under this agreement are fully paid and royalty-free and the fourth license contains a twenty-five dollar per unit royalty fee. During the year ended December 31, 1999, the Company incurred royalty expense of $44,000 pursuant to this agreement.

         In addition and as part of the agreement, the Company granted Adaptec a non-exclusive license to use and distribute any of the Company's error corrections, updates and other future versions and releases of the licensed fibre channel technology products. The license to Adaptec is royalty-free.

         Pursuant to the Chip Manufacturing Agreement, Adaptec agreed to perform manufacturing services with respect to fibre channel chip products for a transition period not to exceed two years beginning in November 1998. The agreement specified that Adaptec would manufacture and package the products according to specifications at a price equal to Adaptec's standard cost plus 15 percent. Based on the Company's decision to manage the manufacturing and assembly process for its fibre channel chip products, Adaptec ceased the performance of manufacturing services under this agreement in December 1999. During the year ended December 31, 1999, the Company incurred costs of $1,224,000 for the manufacture of these products by Adaptec.

         Pursuant to the Board Manufacturing and Transition Agreement, Adaptec agreed to perform manufacturing services with respect to fibre channel board level products sold to the Company under the Asset Acquisition Agreement for a transition period of six months beginning in November 1998. The agreement specified that Adaptec would manufacture and package the board level products according to specifications at a price equal to Adaptec's standard cost plus 15 percent. The Company purchased $421,000 of board level products from Adaptec during the year ended December 31, 1999 pursuant to this agreement.

         Pursuant to the Consulting Services Agreement, Adaptec agreed to perform consulting services to assist the Company in the development of the technology assets purchased in exchange for an hourly fee which varied based on the particular consultant engaged. This agreement had a term of the earlier of one year from the date of the agreement or the completion of all services noted in the agreement. Such services were completed in October 1999. During the year ended December 31, 1999, the Company incurred expenses of $408,000 pursuant to this agreement.

         Pursuant to the Volume Purchase Agreement, the Company agreed to sell to Adaptec certain fibre channel products developed and manufactured by Adaptec for the Company under the Chip Manufacturing Agreement and the Board Manufacturing and Transition Agreement. Per the agreement, the prices charged to Adaptec will not exceed: (1) the prices charged any of the Company's other customers during the 90 day period preceding the price quote purchasing "substantially similar" products or (2) 115% of the Company's actual manufacturing cost or the price paid by the Company if manufactured by Adaptec. Adaptec has the right to resell the products without restriction of any kind, except that under certain conditions, Adaptec may not sell products incorporating certain chip-level products.

         The Volume Purchase Agreement expires in November 2000 and will automatically renew for an additional one-year term unless either party notifies the other of its intention to terminate the agreement within ninety days of the expiration of the term. During the year ended December 31, 1999, the Company had no sales to Adaptec pursuant to this agreement.

         Pursuant to two Occupancy License Agreements, Adaptec granted the Company the right to occupy and use a portion of two of Adaptec's facilities located in Irvine and Milpitas, California. The monthly rental fee for the Irvine facility was $15,000. The monthly rental fee for the Milpitas facility was $3,000. These rates were based on Adaptec's rental costs plus an increase in costs for allocations of computer resources, telephone charges, supplies and other nominal charges. The Irvine agreement had a term of four months and expired in February 1999. The Milpitas agreement had a maximum term of twelve months; however, the Company exercised its right to terminate the Milpitas agreement pursuant to the agreement in February 1999 without penalty. Amounts incurred under these agreements totaled $28,000 during the year ended December 31, 1999.

         Accounts payable to Adaptec totaled approximately $132,000 at December 31, 1999.

         The Company believes that all transactions with affiliates described above were made on terms no less favorable to JNI than could have been obtained from unaffiliated third parties. The Company's policy is to require that a majority of the independent and disinterested outside directors on the Board approve all future transactions between JNI and its officers, directors, principal stockholders and their affiliates.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the shares of the Company's Common Stock as of March 31, 2000 by
(i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's Named Executive Officers (as defined herein), (iii) each of the Company's directors and (iv) all directors and executive officers as a group.


                                                                  NUMBER OF SHARES         PERCENTAGE OF
                                                                   OF COMMON STOCK         COMMON STOCK
           NAME AND ADDRESS(1)                                  BENEFICIALLY OWNED(2)   BENEFICIALLY OWNED
           -------------------                                  ---------------------   ------------------
5% OR GREATER STOCKHOLDERS:
Jaymark, Inc...............................................         14,175,000                 62.1%
     Eric P. Wenaas, President and Chief Executive Officer
     9775 Towne Centre Drive
     San Diego, CA 92121
Adaptec, Inc...............................................          1,972,893                  8.6
     691 South Milpitas Blvd.
     Milpitas, CA 95035
EXECUTIVE OFFICERS:
Terry M. Flanagan..........................................            322,875                  1.4
Gloria Purdy...............................................                 --                    *
Charles McKnett............................................            152,586                    *
Thomas K. Gregory..........................................            169,533                    *
Roland Thibodeau (3).......................................            139,839                    *
DIRECTORS:
Eric P. Wenaas.............................................              6,027                    *
Thomas J. Bernard (4)......................................              5,000                    *
John Bolger................................................              5,000                    *
Lawrence E. Fox............................................              5,000                    *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
  (9 PERSONS)..............................................            810,060                  3.5

----------
  *  Less than 1%.

(1) Except as indicated, the address of each person named in the table is c/o JNI Corporation, 9775 Towne Centre Drive, San Diego, California 92121.

(2) Beneficial ownership includes shares of outstanding Common Stock and shares of Common Stock that any person has the right to acquire within 60 days after the date of this table. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3)      Includes 4,200 shares subject to currently exercisable options.

(4) Mr. Bernard will not serve as a director of the Company after the date of the Annual Meeting of Stockholders.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The Company's financial statements for the 1999 fiscal year have been examined by PricewaterhouseCoopers LLP. The Board has selected PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the 2000 fiscal year. The Company has been advised by PricewaterhouseCoopers LLP that neither that firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent certified public accountants and clients. The Board does not know of any direct or indirect financial interest of PricewaterhouseCoopers LLP in the Company. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of ten percent or more of the Company's Common Stock ("Reporting Persons") are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes regarding their beneficial ownership of the Company's Common Stock. Based solely on its review of such forms received by it and the written representations of its Reporting Persons, the Company has determined that no Reporting Persons known to it were delinquent with respect to his or her reporting obligations as set forth in Section 16(a) of the Exchange Act, except for a Form 4 required to be filed by Jaymark, Inc. with respect to shares of Common Stock sold to cover the over-allotment in connection with the Company's initial public offering. This sale was reported on Form 5, filed on April 5, 2000.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2001 must be received by the Company no later than December 19, 2000, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. A stockholder who wishes to make a proposal at the 2001 Annual Meeting without including the proposal in the Company's proxy statement and form of proxy relating to that meeting must notify the Company by December 19, 2000. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board for the 2001 Annual Meeting may exercise discretionary voting power regarding any such proposal.

                                  ANNUAL REPORT

         The Annual Report of the Company for the fiscal year ended December 31, 1999 will be mailed to stockholders of record on or about April 18, 2000. The Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

         If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Stockholders desires additional information, a copy of the Company's Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date. Requests should be directed to JNI Corporation, 9775 Towne Centre Drive, San Diego, California 92121, Attention: Secretary.

                                 OTHER BUSINESS

         The Board does not know of any matter to be presented at the Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

             ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN
              THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                           By Order of the Board of Directors


                                           /S/ Terry M. Flanagan
                                           ----------------------
                                           Terry M. Flanagan
                                           PRESIDENT, CHIEF EXECUTIVE OFFICER
                                           AND DIRECTOR

Dated April 18, 2000

JNI CORPORATION                                                            PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2000

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1 BELOW

    The undersigned stockholder(s) of JNI Corporation (the "Company") hereby constitutes and appoints Terry M. Flanagan and Gloria Purdy, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 17, 2000, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all powers which the undersigned would possess if personally present, as follows:

1. To elect four directors for a one year term to expire at the 2001 Annual Meeting of Stockholders:

                          FOR  / /                                              WITHHOLD AUTHORITY  / /
                 all nominees listed below                                      to vote for all nominees
          (except as marked to the contrary below)                                    listed below

      John Bolger    Terry M. Flanagan    Lawrence E. Fox   Eric P. Wenaas

(INSTRUCTIONS: TO VOTE FOR ALL NOMINEES LISTED ABOVE, MARK THE "FOR" BOX; TO WITHHOLD AUTHORITY FOR ALL NOMINEES LISTED ABOVE, MARK THE "WITHHOLD AUTHORITY" BOX; AND TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE INDIVIDUAL NOMINEES LISTED ABOVE, MARK THE "FOR" BOX AND WRITE THE NOMINEE(S)'S NAME(S) FOR WHICH YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE BOX PROVIDED BELOW.)

                                     [BOX]

    THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF ALL NOMINEES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.
                          (Continued on reverse side)

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    The undersigned revokes any prior proxy at such meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

                                             Dated: _____________________ , 2000

                                                            [BOX]

                                             Signature(s) in Box

                                             Please sign exactly as name appears
                                             below. When shares are held by
                                             joint tenants, both should sign;
                                             when signing as an attorney,
                                             executor, administrator, trustee or
                                             guardian, give full title as such.
                                             If a corporation, sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, sign in partnership
                                             name by authorized partner.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF JNI CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.
                          STOCKHOLDER: